Exhibit 20.7
Page 1 of 3

                            Navistar Financial 2000 - A Owner Trust
                                   For the Month of May 2000
                              Distribution Date of June 15, 2000
                                    Servicer Certificate #4

Original Pool Amount                                       $380,843,908.73
Subsequent Receivables (transferred 3/13/00)                $74,413,256.03
Subsequent Receivables (transferred 3/20/00)                $19,742,835.24

Beginning Pool Balance                                     $448,567,681.23
Beginning Pool Factor                                            0.9443530

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $11,596,391.41
     Interest Collected                                      $3,555,837.02

Additional Deposits:
     Repurchase Amounts                                              $0.00
     Liquidation Proceeds / Recoveries                         $105,252.96
Total Additional Deposits                                      $105,252.96

Repos / Chargeoffs                                             $893,882.71
Aggregate Number of Notes Charged Off                                   25

Total Available Funds                                       $15,222,252.31

Ending Pool Balance                                        $436,112,636.19
Ending Pool Factor                                               0.9181319

Servicing Fee                                                  $373,806.40

Repayment of Servicer Advances                                  $35,229.08

Reserve Account:
     Beginning Balance  (see Memo Item)                     $23,423,307.63
     Target Percentage                                               5.25%
     Target Balance                                         $22,895,913.40
     Minimum Balance                                         $9,105,143.30
     (Release) / Deposit                                      ($527,394.23)
     Ending Balance                                         $22,895,913.40

Current Weighted Average APR:                                       9.358%
Current Weighted Average Remaining Term (months):                    50.39

Delinquencies                                            Dollars        Notes
     Installments:              1 - 30 days           $1,800,422.01     1,630
                                31 - 60 days            $365,918.59       318
                                60+  days               $136,740.67        81

     Total:                                           $2,303,081.27     1,630

     Balances:                  60+  days             $5,534,102.80        81

Memo Item - Reserve Account
     Prior Month                                     $23,549,803.26
+    3/13 Transfer                                      $100,681.97
+    Invest. Income                                           $0.00
+    Excess Serv.                                      ($227,177.60)
     Transfer (to) / from Collections Account        $23,423,307.63

Exhibit 20.7
Page 2 of 3

Navistar Financial 2000 - A Owner Trust
For the Month of May 2000

                                                                                      NOTES

                                     TOTAL         CLASS A - 1     CLASS A - 2      CLASS A - 3      CLASS A - 4    CLASS B NOTES
                                $475,000,000.00  $84,000,000.00  $142,000,000.00  $110,000,000.00  $121,187,500.00  $17,812,500.00
Original Pool Amount
Distributions:
     Distribution Percentages                           100.00%            0.00%            0.00%            0.00%           0.00%
     Coupon                                             6.0800%          6.8200%          7.2000%          7.3400%         7.4700%

Beginning Pool Balance          $448,567,681.23
Ending Pool Balance             $436,112,636.19

Collected Principal              $11,561,162.33
Collected Interest                $3,555,837.02
Charge - Offs                       $893,882.71
Liquidation Proceeds/Recoveries     $105,252.96
Servicing                           $373,806.40
Cash Transfer from Reserve Account  $227,177.60
Total Collections Available
  for Debt Service               $15,075,623.51

Beginning Balance               $448,567,681.23  $57,567,681.23  $142,000,000.00  $110,000,000.00  $121,187,500.00  $17,812,500.00

Interest Due                      $2,620,578.47     $301,398.79      $807,033.33      $660,000.00      $741,263.54     $110,882.81
Interest Paid                     $2,620,578.47     $301,398.79      $807,033.33      $660,000.00      $741,263.54     $110,882.81
Principal Due                    $12,455,045.04  $12,455,045.04            $0.00            $0.00            $0.00           $0.00
Principal Paid                   $12,455,045.04  $12,455,045.04            $0.00            $0.00            $0.00           $0.00

Ending Balance                  $436,112,636.19  $45,112,636.19  $142,000,000.00  $110,000,000.00  $121,187,500.00  $17,812,500.00
Note / Certificate Pool Factor                           0.5371           1.0000           1.0000           1.0000          1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions              $15,075,623.51  $12,756,443.83      $807,033.33      $660,000.00      $741,263.54     $110,882.81

Interest Shortfall                        $0.00           $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00           $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00           $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                          $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $23,423,307.63
(Release) / Draw                   ($527,394.23)
Ending Reserve Acct Balance      $22,895,913.40

Exhibit 20.7
Page 3 of 3

Navistar Financial 2000 - A Owner Trust
For the Month of May 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                           5              4                     3                   2                     1
                                        Jan-00         Feb-00                Mar-00              Apr-00                May-00
Beginning Pool Balance                    N/A      $380,843,908.73      $467,349,179.28      $457,574,282.66      $448,567,681.23

A)   Loss Trigger:
Principal of Contracts Charged Off        N/A           $36,194.38          $796,090.42          $313,224.38          $893,882.71
Recoveries                                N/A                $0.00                $0.00          $189,308.57          $105,252.96

Total Charged Off (Months 5, 4, 3)                             N/A
Total Recoveries (Months 3, 2, 1)                      $294,561.53
Net Loss / (Recoveries) for 3 Mos                              N/A (a)

Total Balance (Months 5, 4, 3)                     $848,193,088.01 (b)

Loss Ratio Annualized  [(a/b) * (12)]                      0.0000%

Trigger:  Is Ratio > 1.5%                                       No
                                                                             Mar-00              Apr-00                May-00

B)   Delinquency Trigger:                                                 $3,103,325.48        $3,976,133.59        $5,534,102.80
     Balance delinquency 60+ days                                              0.66403%             0.86896%             1.23373%
     As % of Beginning Pool Balance                                                 N/A             0.64229%             0.92224%
     Three Month Average

Trigger:  Is Average > 2.0%                                     No

C)   Noteholders Percent Trigger:                          4.8202%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                     No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer